Exhibit 5.3

ENSafrica The MARC | Tower 1 129 Rivonia Road Sandton Johannesburg South Africa 2196 P O Box 783347 Sandton South Africa 2146 Docex 152 Randburg tel +2711 269 7600 info@ENSafrica.com

Sasol Limited	Witness Makhubele	our ref
50 Katherine Street		your ref
Sandton	22 September 2021	date
South Africa
2196

Dear Sir/Madam

SASOL LIMITED: FORM F-3 REGISTRATION STATEMENT PURSUANT TO THE U.S. SECURITIES ACT OF 1933, DATED 22 SEPTEMBER 2021

1.	INTRODUCTION
1.1.	We, Edward Nathan Sonnenbergs Incorporated (Registration No. 2006/018200/21) (“ENSafrica” or “we”), have acted as external South African legal adviser to Sasol Limited (“Sasol”) in connection with the filing by it, with the U.S. Securities and Exchange Commission (the “Commission”), of the Form F-3 registration statement dated 22 September 2021 (the “Registration Statement”), which Registration Statement:-
1.1.1.	includes the base prospectus dated 22 September 2021, to be supplemented by one or more prospectus supplements;
1.1.2.	is in respect of the registration of (i) an indeterminate principal amount of Sasol ordinary shares (the “SOL Shares”) and (ii) an indeterminate number of rights which may be exercised to subscribe for SOL Shares (the “Rights”); and
1.1.3.	is filed pursuant to the U.S. Securities Act of 1933.
1.2.	Capitalised terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Registration Statement.
1.3.	In connection with this opinion (this “Opinion”), we have:-
1.3.1.	examined an executed copy of the Registration Statement (together with the base prospectus dated 22 September 2021);

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1.3.2.	relied upon and examined:-
1.3.2.1.	an extract of the minutes of the meeting of the board of directors of Sasol (“Directors”) held on 13 August 2021 (together with a copy of the submission made to the Directors at the aforesaid meeting), pursuant to which, inter alia, -
1.3.2.1.1.	Sasol is authorised to execute and file the Registration Statement with the Commission and enter into, to the extent required, execute and/or file and/or deliver, and perform its obligations under the Documents (as defined in the extracts of the minutes of the meeting of the Directors) to which it is party; and
1.3.2.1.2.	the Authorised Persons (as defined in the extracts of the minutes of the meeting of the Directors) are authorised, on behalf of Sasol, to:
1.3.2.1.2.1.	file the Registration Statement with the Commission;
1.3.2.1.2.2.	negotiate and settle all the terms and conditions of, sign and enter into, and to the extent required, file and/or deliver the Documents or any powers of attorney which may be reasonably required or necessary in connection with the entry into, to the extent required, execution and/or filing and/or delivery of, performance under and implementation of the Documents and the implementation of the transactions and matters contemplated by these resolutions
1.3.2.1.2.3.	appoint any person (or a director or officer of such a person) determined by an Authorised Person to act as Sasol’s agent for service of process/process agent in the United States under or in connection with the Documents to which Sasol is party;

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and/or Sasol’s authorised representative in the United States in connection with the Documents to which Sasol is party and to authorise the person so appointed to generally do everything reasonably required or necessary: (i) to file the Registration Statement or otherwise in connection with that filing; and (ii) for the entry into, to the extent required, execution and/or filing and/or delivery of, performance under and implementation of the Documents and the implementation of the transactions and matters contemplated by the Directors resolutions;
1.3.2.2.	the constitutive documents of Sasol, being Sasol’s Memorandum of Incorporation in the form amended on 27 November 2019 and Certificate of Incorporation dated 26 June 1979 (“Constitutive Documents”),

(collectively, the “Authorising Documents”); and

1.3.3.	relied upon and examined a copy of the report produced by an electronic search of the records of the South African Companies and Intellectual Property Commission (“CIPC”) carried out in respect of Sasol on 22 September 2021.
2.	OPINIONS
2.1.	Based upon our examination of all the documents and information referred to in paragraph 1.3 above, and subject to the assumptions, reservations and qualifications as described in paragraph 3 below, it is our opinion that:-
2.1.1.	Sasol is a limited liability company duly incorporated and validly existing under the laws of South Africa;
2.1.2.	Sasol has corporate power and authority to enter into and perform its obligations under the Registration Statement, has validly executed the Registration Statement to which it is a party and the execution and performance thereof has been duly authorised by the Directors and do not violate the applicable laws of South Africa now in effect;

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2.1.3.	the entering into the Registration Statement by Sasol and the performance by Sasol of its obligations thereunder do not and will not conflict with, or result in a breach of, any of the terms or provisions of any of Sasol’s Constitutive Documents as presently constituted;
2.1.4.	the Authorised Persons who signed the Registration Statement on behalf of Sasol are authorised by Sasol to sign the Registration Statement and to act in connection with the Registration Statement;
2.1.5.	the obligations of Sasol arising or which may from time to time arise pursuant to the:-
2.1.5.1.	Registration Statement; and
2.1.5.2.	SOL Shares and Rights, in each case subject to paragraphs 2.1.6 to 2.1.7 below, as the case may be,

constitute the legal, valid and binding obligations of Sasol, enforceable against Sasol in accordance with their terms, except as such enforcement may be limited by applicable insolvency, liquidation, business rescue, curatorship, reorganisation or other similar laws affecting the enforcement of creditors’ rights generally;

2.1.6.	when the SOL Shares to which the Registration Statement relates have been (i) duly authorised and duly authorised to be issued by the Sasol shareholders, (ii) duly issued in accordance with the Companies Act, 2008 (“Companies Act”) and the Memorandum of Incorporation of Sasol (“Sasol MOI”), and (iii) duly paid for, the SOL Shares will be duly and validly issued, fully paid and non-assessable;
2.1.7.	when the Rights to which the Registration Statement relates, have been (i) duly authorised, (ii) duly issued in accordance with the relevant provisions of the Companies Act and the Sasol MOI, the Rights will be duly and validly issued under South African law.
3.	ASSUMPTIONS, RESERVATIONS AND QUALIFICATIONS

The opinions contained herein are subject to the following assumptions, reservations and qualifications (and those contained elsewhere in this Opinion):-

3.1.	The opinions contained herein are given as of the date hereof. We express no opinion as to the laws of any jurisdiction other than the laws of South Africa. This Opinion is limited to the laws and regulations in effect in South Africa on and as of the date of this Opinion and is given on the basis that it will be governed and construed in accordance with South African law applicable as at the date hereof.

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No obligation is assumed to update this Opinion or to inform any person of any changes in South African law or other matters coming to our knowledge and occurring after the date hereof, which may affect this Opinion in any respect. This Opinion encompasses only the matters expressly dealt with herein and its ambit may not be extended by implication or otherwise to deal with or encompass any other matters.

3.2.	This Opinion assumes in relation to the Registration Statement:-
3.2.1.	that the SOL Shares will be duly authorised, issued and paid for (or consideration thereon will be duly received by Sasol), all in accordance with the Companies Act and the Sasol MOI;
3.2.2.	that the term “non-assessable”, as contemplated in paragraph 2.1.6 above, means, for purposes of this Opinion, that a holder of the SOL Shares will not, solely because of its status as holder of the SOL Shares, be liable, to Sasol or the creditors of Sasol, for any additional assessments or calls in respect of the SOL Shares;
3.2.3.	that the SOL Shares to which the Rights relate, will be duly authorised, issued and paid for, all in accordance with the relevant provisions of the Companies Act and the Sasol MOI;
3.2.4.	that all legal and administrative formalities in relation to the authorisation and issue of the SOL Shares, including, but not necessarily limited to, the endorsement, by the relevant authority, of the share certificates of the SOL Shares as “non-resident”, will be complied with;
3.2.5.	the authenticity of each signatory’s signature to the Registration Statement;
3.2.6.	the legal capacity of all signatories, and that persons purporting to hold particular offices or to sign any document in particular capacity to hold those offices or fill those capacities;
3.2.7.	that there is an absence of any fraud or mistake in contract on the part of the parties to the Registration Statement and, where applicable, their respective officers, employees, agents and advisors when entering into the Registration Statement;
3.2.8.	the due execution of the Registration Statement by the parties thereto;
3.2.9.	the completeness and conformity of the original Registration Statement to the copies of the Registration Statement supplied to us;

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3.2.10.	that the Registration Statement and Authorising Documents as reviewed by us have not been superseded, amended or novated in any respect;

3.2.11.	that each of the parties to the Registration Statement (other than Sasol) has, in accordance with the laws of the jurisdiction in which such party is incorporated:-
3.2.11.1.	the capacity, power and authority;
3.2.11.2.	fulfilled all internal authorisation procedures and applicable formalities; and
3.2.11.3.	obtained all necessary agreements, consents, licenses or qualifications (whether as a matter of any law or regulation applicable to it or as a matter of any contract binding upon it),

to enter into the Registration Statement and to perform their respective obligations thereunder;

3.2.12.	that none of the parties to the Registration Statement has adopted any resolution or taken any action that would affect in any respect any of the opinions expressed herein;
3.2.13.	that none of the parties to the Registration Statement (other than Sasol, to the extent indicated in any report produced by a search of the records of CIPC) has passed a resolution approving its voluntary winding up, no petition has been presented or order made by a court for the winding up, dissolution, business rescue proceedings or other administration of such parties, nor has any receiver, liquidator, business rescue practitioner or similar officer been appointed in relation to such parties or in relation to any of the assets or revenues of such parties;
3.2.14.	that all authorisations constituted by the written resolution referred to in paragraph 1.3.2.1 and the delegation of all authorities under and/or in respect thereof have been validly made and remain in full force and effect, the Directors have been duly appointed, the Directors duly disclosed any personal financial interests as required by section 75 of the Companies Act (and duly complied with the provisions of that section to the extent applicable) and all such Director resolutions have been duly passed in accordance with the applicable provisions of the Companies Act and the Sasol MOI;
3.2.15.	that all exchange control approvals will, if and when required, be obtained by Sasol;

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3.2.16.	that the copies of the Constitutive Documents and resolutions delivered to us for purposes of this Opinion were true, complete, in full force and effect and up-to-date in all respects and have not been amended, superseded or novated in any respect;
3.2.17.	that the transactions contemplated by and the obligations assumed under the Registration Statement are for the benefit of the parties thereto and that no person has been, or will be, engaged in conduct that is misleading or deceptive or likely to mislead or deceive in relation thereto and no disposition of property effected by any Offering Document is made wilfully to defeat an obligation owed to a creditor or at an undervalue in violation of the applicable laws of South Africa now in effect;

3.2.18.	that there are no provisions of the laws of any jurisdiction outside South Africa which invalidate the choice of New York law by the parties to the Registration Statement;
3.2.19.	that the Registration Statement is valid and binding on each party under the laws of any jurisdiction other than South Africa;
3.2.20.	that there are no agreements, documents or arrangements in existence between the parties to the Registration Statement which materially affect, amend or vary the terms of the transactions contemplated under the Registration Statement;
3.2.21.	that there are no provisions of the laws of any jurisdiction outside South Africa which would be contravened by the execution or delivery of the Registration Statement, and that, insofar as any obligation expressed to be incurred under the Registration Statement is to be performed in or is otherwise subject to the laws of any jurisdiction outside South Africa, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction;
3.2.22.	that Sasol is not insolvent or unable to pay its debts as they fall due and will not become insolvent or unable to pay its debts as they fall due as a result of its entry into the Registration Statement and performance of the transactions contemplated therein;
3.2.23.	that none of the parties to the Registration Statement has taken any corporate action or other steps, and no legal proceedings have been started or threatened, for the liquidation, winding up, sequestration or similar proceedings, as the case may be, in any relevant jurisdiction in respect of any of the parties to the Registration Statement.

3.3.	Any foreign judgment obtained in respect of the Registration Statement will, subject to the obtaining of the permission of the Minister of Trade, Industry and Competition of South Africa (if the Protection of Businesses Act, 1978 (Act No. 99 of 1978) (the “Businesses Act”) is applicable), be recognised and enforced in accordance with the ordinary procedures applicable under South African law for the enforcement of foreign judgments, provided that:-

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3.3.1.	the judgment is final and conclusive and the judgement has not been superannuated or, if an appeal is pending, the court may use its discretion to stay the proceedings pending the appeal;
3.3.2.	the recognition and enforcement of the judgment is not against public policy in that, among other things, the judgment was not obtained by fraud or rendered contrary to natural justice, and does not involve the enforcement of foreign penal or revenue laws;

3.3.3.	the recognition and enforcement of the judgment does not contravene section 1A of the Businesses Act, which prohibits the payment of multiple or punitive damages;
3.3.4.	the foreign court in question had jurisdiction and international competence according to the principles recognised by the laws of South Africa and, in regard to these principles, and foreign judgments based on money claims, the courts of South Africa recognise jurisdiction and international competence on the basis of the submission, whether by agreement or by conduct, of the defendant to the jurisdiction of the foreign court or the residence of the defendant in the area of the foreign court at the time of the commencement of the action.
3.4.	South Africa has enacted the International Arbitration Act, 2017 (Act No. 15 of 2017) (“International Arbitration Act”) which provides for the enforcement of foreign arbitration awards in South Africa and which also provides for the incorporation of the Model Law on International Commercial Arbitration, as adopted by the United Nations Commission on International Trade Law, into South African law. In terms of section 16 of the International Arbitration Act, any foreign arbitration award (including an award obtained in respect of the Registration Statement) will be recognised and enforced in South Africa, provided that a party seeking the recognition or enforcement of a foreign arbitral award must produce:-
3.4.1.	the original award and the original arbitration agreement in terms of which an award was made, authenticated in a manner in which foreign documents must be authenticated to enable them to be produced in any court, or certified copy of that award and of that agreement; and
3.4.2.	a sworn translation of the arbitration agreement or arbitral award authenticated in a manner in which foreign documents must be authenticated for production in court, if the agreement or award is in a language other than one of the official languages of South Africa, provided that the court may accept other documentary evidence regarding the existence of the foreign arbitral award and arbitration agreement as sufficient proof where the court considers.it appropriate to do so.

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3.5.	In terms of section 18 of the International Arbitration Act a court may only refuse to recognise or enforce a foreign arbitral award if:
3.5.1.	the court finds that—
3.5.1.1.	a reference to arbitration of the subject matter of the dispute is not permissible under the law of South Africa; or

3.5.1.2.	the recognition or enforcement of the award is contrary to the public policy of South Africa; or
3.5.2.	the party against whom the award is invoked, proves to the satisfaction of the court that—
3.5.2.1.	a party to the arbitration agreement had no capacity to contract under the law applicable to that party;
3.5.2.2.	the arbitration agreement is invalid under the law to which the parties have subjected it, or where the parties have not subjected it to any law, the arbitration agreement is invalid under the law of the country in which the award was made;
3.5.2.3.	that a party did not receive the required notice regarding the appointment of the arbitrator or of the arbitration proceedings or was otherwise not able to present his or her case;
3.5.2.4.	the award deals with a dispute not contemplated by, or not falling within the terms of the reference to arbitration, or contains decisions on matters beyond the scope of the reference to arbitration, subject to the provisions of section 18(2) of International Arbitration Act;
3.5.2.5.	the constitution of the arbitration tribunal or the arbitration procedure was not in accordance with the relevant arbitration agreement or, if the agreement does not provide for such matters, with the law of the country in which the arbitration took place; or
3.5.2.6.	the award is not yet binding on the parties, or has been set aside or suspended by a competent authority of the country in which, or under the law of which, the award was made.

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3.6.	The South African courts will not apply a foreign law if:-
3.6.1.	it is not pleaded and proved; or
3.6.2.	the selection of the foreign law was not bona fide and legal; or
3.6.3.	to do so would be contrary to public policy.

3.7.	In respect of any suit or action by any counterparty against Sasol in South African courts, such counterparty, as a foreign plaintiff or perigrinus:-
3.7.1.	may be required in terms of South African law to deposit security for certain legal costs in respect of legal proceedings instituted in the courts of South Africa;
3.7.2.	may not be required to provide security for certain legal costs if at the time of commencement of such suit or action, under South African law, such counterparty is considered to be a national of:-
3.7.2.1.	a contracting State of the Convention Relating to Civil Procedures made at the Hague on 1 March 1954, which convention has, at the time of commencement of such suit or action, been duly ratified by the national legislature of South Africa and adopted into South African law; or
3.7.2.2.	a State that has entered into a bilateral treaty with South Africa that eliminates the requirement of security for such legal costs in respect of suits or actions between nationals of State parties to the bilateral treaty on a reciprocal basis, which bilateral treaty has, at the time of commencement of such suit or action, been duly ratified by the national legislature of South Africa and adopted into South African law.
3.8.	As at the date hereof, South Africa has not ratified or adopted the Convention Relating to Civil Procedures made at the Hague on 1 March 1954 or the bilateral treaty contemplated in paragraph 3.7.2.2 above.
3.9.	Any signature on the Registration Statement signed outside South Africa must be authenticated:-
3.9.1.	if signed in England, by a notary public in England; or
3.9.2.	if elsewhere, in accordance with the Uniform Rules of the High Court of South Africa,

in order for the document to be received in the courts of South Africa unless the document is shown to the satisfaction of the court to have been actually signed by the person purporting to have signed such document.

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3.10.	Under South African law, a court will not accept a complete ouster of jurisdiction, although generally it recognises party autonomy and gives effect to a choice of law. However, jurisdiction remains within the discretion of the court and a court may, in certain instances, assume jurisdiction provided there are sufficient jurisdictional connecting factors. Similarly, the courts may, in rare instances, choose not to give effect to a choice of jurisdiction clause, if such choice is contrary to public policy.

3.11.	The position under South African law currently accepted by commentators (there being no case law on this point) is that parties to a contract cannot agree in advance to the governing law of claims connected with the contract but which are not claims under the contract, such as claims in delict (tort).
3.12.	South African courts have determined that parties to a contract (including the Registration Statement) would not be able to amend it by oral agreement if the contract provides that it can only be amended by written agreement between the parties.
3.13.	South African company law is governed by statute and by common law. The Companies Act and the Companies Regulations (published under section 223 of the Companies Act) have replaced the Companies Act, 1973 (the “Old Companies Act”) in its entirety, except for Chapter 14 thereof, that deals with the winding-up of companies. The views expressed in this Opinion are based on our interpretation of the Companies Act (read with the applicable provisions of the Old Companies Act) as at the date of this Opinion.
3.14.	Winding-Up and Insolvency
3.14.1.	Under South African law, the winding-up of companies is regulated by both the Old Companies Act (and in the case of voluntary winding up and business rescue by the Companies Act) and the Insolvency Act, 1936 (the “Insolvency Act”).
3.14.2.	The effect of the Companies Act, the Old Companies Act and the Insolvency Act (together with any other South African laws regulating the enforcement of creditors’ rights generally) is such that if any party to the Registration Statement, if that party is governed by South African law, is subject to winding up, then the party may not have the power, capacity and authority to conclude the Registration Statement, as the power, capacity and authority of the party may be limited or affected by bankruptcy, insolvency, reorganisation, moratorium, fraudulent conveyance and other similar laws (including constitutional laws and court decisions) including, without limitation, limitations introduced by way of equitable principles and public policy.

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3.14.3.	The further effect of the Companies Act, the Old Companies Act and the Insolvency Act and any other South African laws regulating the enforcement of creditors’ rights generally is such that it may not be possible for the parties to enforce the rights conferred by the Registration Statement to the full extent contemplated therein as the enforceability of such Registration Statement may be limited or affected by bankruptcy, insolvency, business rescue proceedings, reorganisation, moratorium, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect, including without limitation, limitations introduced by way of equitable principles. Accordingly, as used in this Opinion, the term “enforceable” means that each of the obligations of Sasol under the Registration Statement is of a type and form enforced by the courts of South Africa. It is not certain, however, that each such obligation will be enforced in accordance with its terms in every circumstance, enforcement being subject to, among other things:-
3.14.3.1.	the laws affecting creditors’ rights generally including, but not limited to, insolvency laws;
3.14.3.2.	the laws of prescription and set-off, pursuant to which claims may become time-barred or may be or may become subject to defences of set-off or counterclaim;
3.14.3.3.	where obligations are to be performed in a jurisdiction outside South Africa, they may not be enforceable in South Africa to the extent that performance would be illegal under the laws of the other jurisdiction or contrary to public policy in such other jurisdiction;
3.14.3.4.	payment obligations that are contrary to the exchange control regulations of any country or economic union in whose currency the relevant amounts are payable may not be enforceable in South Africa;
3.14.3.5.	enforcement may be limited to the extent that matters in respect of which it has been expressly assumed herein will be done, have not been done;
3.14.3.6.	enforcement of obligations may be invalidated by reason of fraud, duress, misrepresentation, or undue influence;
3.14.3.7.	matters of procedure upon enforcement of the Registration Statement will be governed by and determined in accordance with the law of the forum where such enforcement takes place;

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3.14.3.8.	principles of equity and the doctrine of the South African courts in enforcing equitable remedies and principles of public policy.
3.14.4.	Under the Companies Act, a company may be wound up (i) voluntarily (a creditors’ voluntary winding-up or a shareholders’ voluntary winding up) by way of a special resolution of the shareholders of the company or (ii) by the court by way of a court order. Any report produced by a search of the records of CIPC will not reveal (i) any special resolution which has been passed by the shareholders of a company for a creditors’ or a shareholders’ voluntary winding-up of the company which has not been filed with CIPC, (ii) any order made by a court for the liquidation, winding-up or business rescue of a company of which CIPC has not been notified, or (iii) any petition presented to a court for the liquidation, winding-up or business rescue of a company. In regard to sub-paragraph (ii) it should be noted that there may be a delay of more than six months before an order made by a court for the liquidation, winding-up or business rescue of a company is notified to CIPC.

3.15.	To the extent that any matter is expressed to be determined by future agreement or negotiation, the relevant provision may be unenforceable or void for uncertainty under South African law.
3.16.	The effectiveness of any provision of any Offering Document which allows an invalid provision to be severed in order to save the remainder of such Offering Document will be determined by the South African courts in their discretion.
3.17.	Any provision in the Registration Statement that a person shall not exercise a right or obligation conferred or imposed on that person by South African law, is subject to considerations of South African public policy. There is authority in South African law to indicate that persons may not contract in violation of South African law made for the benefit of the public.
3.18.	South African courts may not enforce a provision of the Registration Statement that limits a constitutional right of a South African contract party. In determining the constitutional validity of contractual provisions, South African courts will have regard to, amongst other things, (i) public policy considerations, including whether the contractual provision is fair and reasonable in content and with reference to its enforcement in the relevant circumstances; (ii) competing rights such as the common law right of freedom of contract; and (iii) the relative bargaining positions of the contract parties.
3.19.	The Conventional Penalties Act, 1962 (Act No.15 of 1962) of South Africa provides (inter alia) that:-

3.19.1.	a creditor shall not be entitled to recover, in respect of an act or omission which is the subject of a penalty stipulation, both the penalty and damages or, except where the relevant contract expressly so provides, to recover damages in lieu of the penalty; and

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3.19.2.	if upon the hearing of a claim for a penalty, it appears to the court that such penalty is out of proportion to the prejudice suffered by the creditor by reason of the act or omission in respect of which the penalty was stipulated, the court may reduce the penalty to such extent as it may consider equitable in the circumstances; provided that in determining the extent of such prejudice the court shall take into consideration not only the creditor’s proprietary interest but every other rightful interest which may be affected by the act or omission in question.

3.20.	The power of a South African court to order specific performance of an obligation or to grant injunctive relief is discretionary and, accordingly, we express no opinion as to whether such remedies will be available in respect of any of the obligations of Sasol under the Registration Statement.
3.21.	Generally, certificates as evidence of indebtedness issued by a creditor to a debtor, or as to other facts, are under South African law, subject to enquiry and may accordingly not be valid or enforceable if expressed to be conclusive.
3.22.	Provisions that a defaulting party will pay all of the innocent party’s legal costs of taking action are not enforced by the South African courts, and the general rules relating to party and party, attorney and client and attorney and own client costs are applied.
3.23.	A determination, designation, calculation or certificate of any party to the Registration Statement, as to any matter provided for in the Registration Statement might, in certain circumstances, be held by the South African courts not to be final, conclusive or binding (for example, if it could be shown to have an arbitrary basis or not to have been reached in good faith) notwithstanding the provisions of the Registration Statement.
3.24.	Where a party to the Registration Statement is vested with a discretion or may determine a matter in its opinion, the South African courts if called upon to consider the question may require that such discretion is exercised reasonably or that such opinion is based upon reasonable grounds.
3.25.	The effectiveness of terms releasing or exculpating any party from, or limiting or excluding, a liability or duty otherwise owed, may be limited by law in South Africa.
3.26.	Any claim that any counterparty may have against Sasol arising out of or in connection with the Registration Statement will, under the laws of South Africa, prescribe after the expiry of a period of three years from the date on which the cause of action in respect of such claim arose.

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3.27.	Any provision that a person shall not exercise or perform a right or obligation conferred or imposed on that person by statute, is subject to considerations of public policy.
3.28.	Except as explicitly stated herein, we give no opinion as to:-
3.28.1.	matters of fact;
3.28.2.	any liability to any form of tax;
3.28.3.	the applicability of any provision relating to competition law in South Africa;
3.28.4.	the commercial desirability or reasonability of any of the terms of the Registration Statement or the transactions referred to therein;
3.28.5.	the suitability or adequacy or correctness of the representations, warranties and undertakings of the Registration Statement;

3.28.6.	the creditworthiness of the parties to the Registration Statement;
3.28.7.	the fulfilment of any of the conditions precedent in the Registration Statement;
3.28.8.	whether Sasol will be in a position to fulfil its obligations under the Registration Statement;
3.28.9.	except with respect to paragraph 2.1.3, whether the acceptance, execution or performance of Sasol’s obligations under the Registration Statement will result in the breach of or infringe any other agreement, deed or arrangement entered into by or binding on Sasol; or
3.28.10.	except with respect to paragraph 2.1.2, compliance by the parties with South African law in the performance of their obligations under, and implementation of, the Registration Statement.
3.29.	The content of paragraph 1.3.3 is dependent on the integrity of the records and information systems of CIPC, which records and information systems are often incomplete and outdated. It is not possible to verify the accuracy of the search results referred to in paragraph 1.3.3 which we obtained from CIPC. We have assumed that the results of the search of the CIPC’s records fully and accurately reflect the information provided by Sasol to the CIPC. We have not examined any documents that Sasol may have filed with the CIPC other than where we have expressly stated otherwise in this Opinion. We have not conducted any other searches or investigations for purposes of this Opinion.

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4.	This Opinion is being furnished at the request of Sasol, on the basis that this Opinion is required under Item 601(b)(5) of Regulation S-K under the U.S. Securities Act of 1933, in connection with the filing, with the Commission, of the Registration Statement.
5.	This Opinion is intended solely for use in connection with the filing, with the Commission, of Registration Statement and the issuance of securities subject to the Registration Statement, and is not to be relied upon for any other purpose.
6.	We consent to (i) the filing of this Opinion with the Commission, as an exhibit to the Registration Statement, (ii) the references to this Opinion in the Registration Statement, and (iii) the references, in the Registration Statement under the section headed “Legal Matters”, to ENSafrica (the “Consent”). In giving the Consent, we do not admit or concede that we are within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, or the rules or regulations of the Commission promulgated thereunder.

7.	ENSafrica is a private company incorporated in South Africa, with its shareholders being lawyers admitted to practice in South Africa. The lawyers of ENSafrica are, for purposes of the Consent and/or this Opinion, not admitted in any jurisdiction other than South Africa. We do not hold ourselves out as being experts in nor do we express any opinion on the law of any jurisdiction other than the laws of South Africa.

Yours faithfully

/s/ ENSAFRICA

EDWARD NATHAN SONNENBERGS INC.